UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT
  PURSUANT to Section 13 01' 15 (d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 2, 2004
                                                        -----------------

                          Hairmax International. Inc.
                          ---------------------------
             (Exact name of registrant as specified in its charter)

         NEVADA                    000-30212                 13-3422912
         ------                    ---------                 ----------
(State of incorporation)   (Commission file Number)   (IRS Employer ID Number)

             9900 West Sample Rd, Suite 300 Coral Springs, Fl 33065
             ------------------------------------------------------
                    (Address of principal executive offices)

                                 (954) 825-0299
                                 --------------
               Registrant's telephone number, inc1uding area code

                                      N/A
                                      ---
          Former name or former address, if changed since last report


ITEM 5.02 DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS,

(a)  Not  applicable.

(b)  Disclosure  when  a  director  resigns

On November 2, 2004, Alisha Roth and Michael Bongiovanni resigned their positions as a Directors of the Company to pursue other interests, and comply with the requirements that a majority of the Board be IndependentThere were no disagreements with the Company on any matters related to the Company's operations, policies or practices. A copy of the resignation letter from Mr.
Bongiovanni  and  Ms.  Roth  is  attached  as  Exhibit  99.1.

(c)  Not  applicable.

(d)  Disclosure  when  a  new  director  is  elected

On November 2, 2004. Jane Letwin was appointed to the Board of Directors of the Company to fill a vacancy left by the resignation of Alisha Roth. Ms.Letwin is a licensed and practicing attorney and brings an extensive background in business law., then later as an officer and director. Ms. Letwin will be the designated legal expert for' the Company and Chairman of the Audit Committee.

On November 2, 2004, John A. Phelps was appointed to the Board of Directors to fill a vacancy left by the resignation of Michael Bongiovanni. Mr. Phelts is retired Executive, a Board member of Crimestoppers in North Carolina, and serves as volunteer Chaplain to Police and Sheriff's departments in Meclenburg, North Carolina.

ITEM  9.01  FINICAL  STATEMENTS  AND  EXHIBITS

(c)  Exhibits.

99.1 Letter  of  Resignation  fromAlisha  Roth  and  Michael  Bongiovanni


                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant bas duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


               HAIRMAX  INTERNATIONAL,  INC.


          BY:  /s/  Edward  A.  Roth
               ---------------------
               Edward  A./  Roth
               Chief  Executive  Officer

               November  2,  2004